Exhibit 10.08
Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.
AGREEMENT FOR SERVICES
BETWEEN
GREEN DOT CORPORATION
605 E. Huntington Drive, Suite 205
Monrovia, California 91016
and
TOTAL SYSTEM SERVICES, INC.
One TSYS Way
Columbus, Georgia 31901-1804

This Agreement for Services (the “Agreement”) shall consist of the following attached documents:
General Terms and Conditions
     Attachments:
     TSYS Information Security Summary
     Subscriber Information Security Requirements
Schedules:
     Processing Services Schedule
In WITNESS WHEREOF, the Parties hereto have executed this Agreement this 1st day of September, 2009 (the “Effective Date”):

GREEN DOT CORPORATION		TOTAL SYSTEM SERVICES, INC.

By:	/s/ Steve Streit	By:	/s/ Allen Pettis

	Title: CEO		Title: Group Executive

Table of Contents
GENERAL TERMS AND CONDITIONS

1.0 BACKGROUND OF AGREEMENT	1

1.1 Parties	1
1.2 Prior Agreements	1
1.3 New Agreement	2
1.4 Order of Preference	2

2.0 DEFINITIONS	2

2.1 Defined Terms	2
2.2 Miscellaneous Terms	5

3.0 TSYS’ SCOPE OF WORK	5

3.1 Provision of Services	5
3.2 Schedules	6
3.3 Additional Services	6
3.4 Enhancements	6

4.0 CONVERSION/STARTUP/WIND-DOWN/DECONVERSION	6

4.1 Planning and Implementation of Conversion/Startup	6
4.2 Planning and Implementation of Wind-down	7
4.3 Planning and Implementation of Deconversion	7

5.0 SERVICE LEVEL STANDARDS	7

5.1 General	7
5.2 Failure to Meet performance Standards	8
5.3 Periodic Reviews	8

6.0 FEES, EXPENSES AND PAYMENT TERMS	8

6.1 Fees and Expenses	8
6.2 Taxes	8
6.3 Invoices and Payment	8
6.4 Disputed Charges; Requests for Information	8
6.5 Supporting Documentation	9
6.6 Expenses Associated With Legal Process	9

7.0 WARRANTIES	9

7.1 TSYS Warranties	9
7.2 Subscriber Warranty	9

8.0 SUBSCRIBER AND TSYS RESPONSIBILITIES	10

8.1 Subscriber responsibilities	10
8.2 tsys responsibilities	11

9.0 COMPLIANCE WITH LAWS AND REGULATIONS	12

9.1 Subscriber Compliance	12
9.2 TSYS Compliance	12

10.0 SERVICE CENTER REVIEW AND REGULATOR AUDIT	12

10.1 Service center review	12
10.2 regulators	12

11.0 PRIVACY AND INFORMATION SECURITY	13

11.1 Use of Cardholder Data	13
11.2 Security Standards	13
11.3 Unauthorized Application	13
11.4 Notice of Security Breach	13

12.0 CONFIDENTIAL INFORMATION	13

12.1 Defined	13
12.2 Obligations	14
12.3 Exclusions	14
12.4 Legally Required Disclosures	14
12.5 Loss of Confidential Information	14
12.6 No Implied Rights	14
12.7 Prior Non-Disclosure Agreement	14
12.8 Survival	15
12.9 Trade Secrets	15
12.10 Tax Treatment	15

13.0 RIGHTS TO TSYS SYSTEM; RIGHTS IN OTHER DATA	15

13.1 General	15
13.2 Developments	15
13.3 Custom Developments	15
13.4 Third-Party Systems	15
13.5 Cooperation	15

14.0 THIRD PARTY CLAIMS	16

14.1 TSYS Indemnity	16
14.2 Subscriber Indemnity	16
14.3 Indemnification Procedure	16
14.4 Subrogation	17

15.0 LIABILITY	17

15.1 General Intent	17
15.2 Liability Restrictions	17
15.3 Duty to Mitigate	18

16.0 DISPUTE RESOLUTION	18

16.1 Informal Dispute Resolution	18
16.2 Arbitration	18
16.3 Confidentiality	19
16.4 Equitable Relief	19
16.5 No Limitation	19

17.0 TERMINATION	19

17.1 Termination for Cause	19
17.2 Termination Upon Force Majeure	20
17.3 Termination for Convenience	20

18.0 BINDING AGREEMENT AND ASSIGNMENT	20

19.0 FORCE MAJEURE	21

20.0 CONTINGENCY PLANNING	21

21.0 NONSOLICITATION OF PERSONNEL	21

22.0 AMENDMENTS	21

23.0 NOTICES	21

24.0 APPLICABLE LAWS	22

25.0 SURVIVAL	22

26.0 ENTIRE AGREEMENT; WAIVER	22

27.0 SEVERABILITY	23

28.0 PUBLIC DISCLOSURES	23

29.0 SERVICE MARKS	23

30.0 RIGHTS OF THIRD PARTIES	23

31.0 CUMULATIVE REMEDIES	23

32.0 COVENANT OF GOOD FAITH	23

33.0 INSURANCE	23

34.0 SUBCONTRACTING	24

35.0 COUNTERPARTS	24

36.0 LIMITATION OF ACTIONS	24

GENERAL TERMS AND CONDITIONS
1.0 Background of Agreement.
     1.1 Parties: The Parties to this Agreement, dated this 1st day of September, 2009 (the “Effective Date”), are GREEN DOT CORPORATION (formerly Next Estate Communications, Inc.), a Delaware corporation having its principal place of business at 605 E. Huntington Drive, Suite 205, Monrovia, CA 91016 (hereinafter “Subscriber”), and TOTAL SYSTEM SERVICES, INC., a Georgia corporation having its principal place of business at One TSYS Way, Columbus, Georgia, 31904 (hereinafter “TSYS”).
     1.2 Prior Agreements: TSYS and Subscriber previously entered into the following agreements and amendments (collectively, the “Prior Agreement”) for TSYS to provide processing services and various other services related to stored value and prepaid cards and card programs offered by Subscriber to its cardholders, as described and agreed upon in the schedules and exhibits attached to the Prior Agreement.
          (a) The Stored Value Card Processing Services Agreement, dated as of November 6, 2000, by and between the Parties, as amended and under which TSYS provides certain stored value card processing services.
          (b) The Second Amendment to Stored Value Card Processing Services Agreement, effective February 23, 2001, wherein the pricing for the Inventory Account on File service was added and the pricing for the Batch ACE Entry service was modified.
          (c) The Hosting Services Addendum to Stored Value Card Processing Services Agreement, effective May 21, 2001, wherein Hosting Services and the pricing related thereto were added.
          (d) The Fast Strategies Addendum to Stored Value Card Processing Services Agreement, effective July 8, 2002, wherein the FAST Strategies service and the pricing related thereto was added.
          (e) The Card Services Addendum to Stored Value Card Processing Services Agreement, effective July 18, 2002, wherein the Fast Card, Express Card and Card Pulls services and the pricing related thereto were added to the Card Production Services.
          (f) The TSYS CardGuardSM Addendum to Stored Value Card Processing Services Agreement, effective February 19, 2004, wherein the TSYS CardGuard service and the pricing related thereto was added.
          (g) The TSTutorSM Addendum to Stored Value Card Processing Services Agreement, effective March 4, 2004, wherein the TSTutor service and the pricing related thereto was added.
          (h) The [***] Addendum to Stored Value Card Processing Services Agreement, effective May 1, 2004, wherein the [***] service and the pricing related thereto was added.
          (i) The Client Service Agreement, dated as of August 26, 2005 (the “Prepaid

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Agreement”) wherein TSYS Prepaid, Inc., formerly an affiliate of TSYS which was statutorily merged into TSYS on December 31, 2007, agreed to provide processing and related services to Subscriber utilizing the TSYS Prepaid System.
          (j) The Pricing Amendment to Stored Value Card Processing Services Agreement (the “Pricing Amendment”), effective September 22, 2005, wherein the existing pricing schedule and exclusivity terms were modified contingent upon the [***] of [***] to the TSYS Prepaid Platform (the “Prepaid Conversion”). The Parties agreed to the pricing set forth in Revised Schedule A to the Pricing Amendment (“Revised Schedule A”) contingent upon the [***] of the [***]. Notwithstanding the non-occurrence of the Prepaid Conversion, TSYS agreed to the pricing set forth in the Revised Schedule A.
          (k) The TSYS Business Process Management Services Addendum to Stored Value Card Processing Services Agreement, effective January 17, 2006, wherein the TSYS Business Process Management services and the pricing related thereto were added.
          (l) The TSYS Analytics Addendum to Stored Value Card Processing Services Agreement, effective October 20, 2006, wherein the TSYS Analytics and TSYS Analytics Web services, and the pricing related thereto, were added.
          (m) The Pricing Addendum to Processing Agreement, effective September 30, 2007, wherein the pricing for [***] and [***] services was amended.
          (n) The [***] and [***] Amendment to [***], effective June 4, 2008, wherein the pricing for [***] and [***] services, and the pricing related thereto, were modified.
          (o) The [***] letter, dated September 12, 2008, wherein the [***] service and the pricing related thereto was added.
     1.3 New Agreement: Commencing on the Effective Date of this Agreement, the Parties agree: (i) the Prior Agreement shall be replaced and superseded in its entirety by this Agreement; and (ii) TSYS’ duties and obligations to provide services to Subscriber after the Effective Date shall be as set forth in this Agreement and as more fully described in Section 3.0 hereof. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to release either party from any liability arising under the Prior Agreements as a result of any actions or omissions of such party occurring, or any other issues relating to any period, prior to the Effective Date.

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For and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, TSYS and Subscriber hereby agree to the terms and conditions set forth in this Agreement.
     1.4 Order of Preference: In the event of any conflict between these General Terms and Conditions and any Schedule, exhibit or attachment hereto, the applicable Schedule, exhibit or attachment shall control.
2.0 Definitions.
     2.1 Defined Terms. Certain capitalized terms used in this Agreement shall have the meanings set forth as follows:
     “AAA” has the meaning given in Section 16.2(a) of these General Terms and Conditions.
     “Affiliate” means, with respect to any Party, any Entity Controlling, Controlled by or under common Control with such Party.
     “Agreement” means these General Terms and Conditions, and all other attachments, exhibits, and Schedules to such Agreement for Services.
     “Association(s)” means Visa, MasterCard, and any other associations with which Subscriber may be linked from time to time.
     “Cardholder” means any natural person who is of legal age, domiciled in the United States of America, participates in one or more card programs offered by Subscriber, and has a Cardholder Account with Subscriber.
     “Cardholder Account” means a prepaid or stored value card account issued by a Financial Institution to a Cardholder, which account is processed by TSYS pursuant to this Agreement.
     “Cardholder Data” means all information provided to TSYS by Subscriber that relates to a Cardholder Account, including, without limitation, a Cardholder’s name, address, social security number and date of birth.
     “Change of Control” has the meaning given in Section 18 of these General Terms and Conditions.
     “Confidential Information” has the meaning given in Section 12 of these General Terms and Conditions.
     “Control” and its derivatives means with regard to any Entity (i) the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent (50%) of the capital stock (or other ownership interest, if not a corporation) of such Entity ordinarily having voting rights or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Entity, by contract or otherwise.
     “Conversion” means (i) the transfer from Subscriber, or Subscriber’s designee, to TSYS of data relating to the Subscriber Cardholder Accounts and (ii) the migration to TSYS of applicable processing, card servicing or related operations performed by Subscriber, or Subscriber’s designee, with respect to the Cardholder Accounts.
     “Conversion/Startup Plan” has the meaning given in Section 4.1.
     “Custom Development” has the meaning given in Section 13.3 of these General Terms and Conditions.
     “Custom Enhancement” has the meaning given in Section 3.4 of these General Terms and Conditions.

     “Deconversion” means (i) the transfer from TSYS to Subscriber, or Subscriber’s designee, of data relating to the Subscriber Cardholder Accounts and (ii) the migration from TSYS to Subscriber, or Subscriber’s designee, of the processing, card servicing or related operations performed by TSYS as part of the Services and shall include those activities described in the Section 4.2 and 4.3.
     “Dedicated Support Group” has the meaning given in Section 8.2(a) of these General Terms and Conditions.
     “Developments” has the meaning given in Section 13.2 of these General Terms and Conditions.
     “Documentation” has the meaning given to it in the respective Schedules.
     “Effective Date” has the meaning given on the first page of this Agreement.
     “Entity” means a person, firm, corporation, partnership, limited liability company, sole proprietorship, joint venture or any other legal form of entity.
     “Expenses” means those amounts designated as “expenses” in any Schedule to this Agreement, including pass-through expenses, reasonable and documented out-of-pocket expenses (which are subject to Subscriber’s prior approval and includes without limitation travel, lodging, ground transportation, and meals), telephone communications, postage, lockbox, bureaus, agency and vendor fees, courier fees, and other related expenses that are incurred by TSYS in connection with providing the Services.
     “Fees” means the sum of the TSYS fees and charges incurred by Subscriber for the Services pursuant to the terms and conditions of this Agreement and as set forth in a duly executed Schedule (but excluding Expenses).
     “Financial Institution” has the meaning given in Section 8.1(e) of these General Terms and Conditions.
     “Include”, “includes” and “including”, whether or not capitalized mean “include without limitation”, “includes without limitation”, and “including without limitation.”
     “Instructions” means all information, data, manuals and instructions, including option maintenance requests, provided by Subscriber to TSYS.
     “Intellectual Property” means the rights related to patents, trademarks, copyrights, related pending registrations, inventions, processes, trade secrets or other proprietary rights, within the territory of the United States of America.
     “Mandatory Enhancement” has the meaning given in Section 3.4 of these General Terms and Conditions.
     “Management Committee” has the meaning given in Section 8.2(c) of these General Terms and Conditions.
     “MasterCard” means MasterCard® Incorporated, or its successors or assigns.
     “New Additional Service” has the meaning given in Section 3.3 of these General Terms and Conditions.
     “Notice of Election” has the meaning given in Section 14.3(a) of these General Terms and Conditions.
     “Parties” means Subscriber and TSYS.
     “Party” means either Subscriber or TSYS.
     “Regulator” means a governmental authority that is charged with monitoring and/or overseeing the business practices of the respective Parties, including, without limitation, the Federal Financial Institutions Examination Council, the Board of Governors of the Federal Reserve System (FRB), the

Federal Deposit Insurance Corporation (FDIC), the National Credit Union Administration (NCUA), the Office of the Comptroller of the Currency (OCC), and the Office of Thrift Supervision (OTS), or any successor bodies that regulate financial institutions and financial service providers.
     “Schedule” has the meaning given in Section 3.2 of these General Terms and Conditions.
     “Service Level Standards” has the meaning given in Section 5.1 of these General Terms and Conditions.
     “Services” has the meaning given in Section 3.1 of these General Terms and Conditions.
     “Standard of Care” has the meaning given in Section 7.1(a) of these General Terms and Conditions.
     “Startup” means the implementation by TSYS of Subscriber’s new products or new card programs or portfolios which do not contain existing Cardholder Accounts.
     “Subscriber” has the meaning given on the first page of these General Terms and Conditions.
     “Subscriber Legal Requirements” has the meaning given in Section 9.1 of these General Terms and Conditions.
     “Subscriber Personnel” means Affiliates, employees, officers, directors, agents, representatives and subcontractors of Subscriber.
     “Subscriber Portfolio” means, collectively, the Cardholder Account portfolios identified in Exhibit 3 to the Schedules, and any other portfolios which the Parties agree from time to time in writing TSYS shall provide Services pursuant to this Agreement.
     “Term” means the period of time beginning on the Effective Date and continuing until the termination of all Schedules.
     “Trade Secret” means any information, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, computer programs and software, devices, drawings, processes, methods, techniques, data, lists of actual or potential customers and suppliers and other business information which (a) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts by the disclosing Party or its Affiliates that are reasonable under the circumstances to maintain its secrecy.
     “TSYS” has the meaning given on the first page of these General Terms and Conditions.
     “TSYS Account Director” has the meaning given in Section 8.2(a) of these General Terms and Conditions.
     “TSYS Legal Requirements” has the meaning given in Section 9.2 of these General Terms and Conditions.
     “TSYS Personnel” means Affiliates, employees, officers, directors, agents, representatives, independent contractors and subcontractors of TSYS as may be used by TSYS to provide the Services to Subscriber.
     “TSYS System” means all systems, processes, procedures, equipment and software controlled by TSYS and used by TSYS to provide the Services. The TSYS System shall not include (i) any systems, processes, procedures, equipment, software or services provided by Subscriber or by third parties with whom Subscriber has a direct contractual relationship, and (ii) any communications, networks or devices, including, without limitation, the Internet and any virtual private networks or e-mail systems, that are not within the control of TSYS.
     “Visa” means Visa® U.S.A. Inc., or its successors or assigns.

     “Wind-down” means the termination or permitted expiration by Subscriber of all or a portion of the existing Cardholder Accounts associated with a Subscriber Portfolio.
     “Wind-down Plan” has the meaning given in Section 4.2 of these General Terms and Conditions.
     2.2 Miscellaneous Terms. All references to “Section” or “Sections” and “Exhibit” or “Exhibits” are, unless otherwise noted, references to the enumerated section(s) and/or exhibit(s) of this Agreement. Other terms used in this Agreement and defined in the context in which they are used shall have the meaning there indicated.
3.0 TSYS’ Scope of Work.
     3.1 Provision of Services. TSYS shall provide to Subscriber the services outlined in each Schedule (the “Services”).
     3.2 Schedules. A “Schedule” is a document so designated and attached to this Agreement. Each Schedule will: (i) describe the tasks to be performed by the Parties in connection with the Services outlined on that Schedule and (ii) include the Fees and Expenses to be charged by TSYS for the Services outlined on that Schedule. As of the Effective Date, the Schedules consist of the Processing Services Schedule. No Party is obligated to enter into any additional Schedule for which it does not find the terms to be satisfactory.
     3.3 Additional Services. If Subscriber requests TSYS, and TSYS agrees, to perform services in addition to the Services identified on any of the attached Schedules (“New Additional Services”), such New Additional Services shall be agreed to in writing, attached hereto as a new Schedule or an amendment to the appropriate Schedule and shall be provided pursuant to the terms and conditions of this Agreement.
     3.4 Enhancements. TSYS shall provide modifications to the Services so that the Services permit Subscriber to comply with mandatory changes in the Services imposed by changes in Subscriber Legal Requirements (the “Mandatory Enhancements”). TSYS shall provide prior written notice of any proposed Mandatory Enhancements and an estimate of the hours of development required with respect thereto prior to its implementation, in accordance with TSYS’ business processes and methodology. The hours expended by TSYS in developing a Mandatory Enhancement may be charged, on a [***], to [***] of [***] to which such Mandatory Enhancement is applicable. The hours charged to Subscriber shall be billed at the rates set forth in Exhibit 1B to the attached Schedules. Such Mandatory Enhancements shall be provided in accordance with TSYS’ reasonable interpretation of such mandatory changes so as to best suit the needs of TSYS’ customers generally, which interpretation shall take into consideration comments provided by Subscriber and TSYS’ other customers affected by such Mandatory Enhancement. In the event that Subscriber requests other modifications to the Services, including modifications that are different from or in addition to the Mandatory Enhancements (the “Custom Enhancements”), and if TSYS agrees to make such modifications, then Subscriber shall be charged a development fee at the rates specified in Exhibit 1B to the attached Schedules, as applicable, or as otherwise mutually agreed in writing by the Parties. Any new Service resulting from Mandatory Enhancements and/or Custom Enhancements shall be deemed an Optional Service (as defined in the Processing Services Schedule), and Subscriber may accept or reject such Optional Service in accordance with the terms of Section 2.3 of the Processing Services Schedule. If accepted by Subscriber, TSYS may charge Subscriber an ongoing usage

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Fee for any new Service resulting from Mandatory Enhancements, so long as [***]. Any new Service resulting from Custom Enhancements shall be priced as a New Additional Service.
4.0 Conversion/Startup/Wind-down/Deconversion.
     4.1 Planning and Implementation of Conversion/Startup. The Parties shall plan, prepare for and implement a Conversion or Startup for each Subscriber Portfolio for which TSYS will provide Services in accordance with a written plan mutually agreed upon by the Parties (the “Conversion/Startup Plan”) which shall include: (i) a description of the Conversion or Startup, Cardholder Accounts and operational responsibilities being converted or implemented; (ii) a schedule for implementing the Conversion or Startup; (iii) a description of the respective roles and responsibilities of Subscriber and TSYS, including any required resources; (iv) a plan for testing the Conversion or Startup prior to implementation; (v) a plan for the transfer of operational responsibilities to TSYS; and (vi) such other information and plans designed to cause the Conversion or Startup to take place on schedule and without material disruption to Subscriber’s business. Each Conversion/Startup Plan may be revised from time to time by mutual agreement of the Parties, which agreement shall not be unreasonably withheld.
     4.2 Planning and Implementation of Wind-down. The Parties shall plan, prepare for and implement a Wind-down for all or a portion of each Subscriber Portfolio selected by Subscriber (“Wind-down Plan”) which shall include: (i) a description of the Wind-down, Cardholder Accounts and operational responsibilities Subscriber intends to terminate or permit to expire; (ii) a schedule for implementing the Wind-down; (iii) a description of the respective roles and responsibilities of Subscriber and TSYS, including any required resources; and (iv) such other information and plans designed to cause the Wind-down to take place on schedule and without material disruption to Subscriber’s business. Each Wind-down Plan may be revised from time to time by mutual agreement of the Parties, which agreement shall not be unreasonably withheld. Notwithstanding any provision herein to the contrary, this Agreement shall continue [***] until the completion of any Wind-down, including, without limitation, the Parties’ obligations to continue to perform their respective responsibilities pursuant to Section 5.0 (Service Level Standards), [***], and Section 8.0 (Subscriber and TSYS Responsibilities).
     4.3 Planning and Implementation of Deconversion.
          (a) At Subscriber’s expense, including those items at the charges set forth in the Exhibits to the applicable Schedules, TSYS will provide all assistance that Subscriber and any successor provider of services may reasonably require in connection with the Deconversion of any and all Cardholder Accounts then processed by TSYS. TSYS shall make available to Subscriber, or any successor provider of services, the information or data TSYS possesses regarding Subscriber’s customers, Cardholders and any and all Subscriber Portfolios then processed by TSYS in file formats mutually agreed to by the Parties together with adequate instructions concerning the format and means of accessing such information. Without limiting the foregoing, TSYS shall provide to a successor provider an explanation of the data layout and fields in the file formats mutually agreed to by the Parties containing Subscriber’s Cardholder Account data, test tapes containing appropriate test data for use in preparing for the Deconversion, and, at the date of Deconversion, all of Subscriber’s Cardholder Account data together with an explanation of any changes in the data layout and fields therein that have occurred since TSYS first provided such information to the successor provider.

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          (b) Subscriber shall provide written notice to TSYS designating a date for initiation of the process for planning and undertaking a Deconversion, and Subscriber and TSYS will negotiate in good faith to establish the appropriate date for completion of Deconversion. Such negotiations will take into account (i) the availability of TSYS Personnel, provided that TSYS will use its good faith effort to make available appropriate TSYS Personnel to complete the Deconversion, (ii) TSYS’ existing commitments to other TSYS customers to undertake activities requiring the use of significant amounts of TSYS resources, such as Conversions and other Deconversions, and (iii) TSYS’ reasonable programming blackout periods that apply to other TSYS customers. The proposed date for completion of Deconversion shall be no fewer than [***] following said written notice. Notwithstanding any provision herein to the contrary, this Agreement shall continue [***] until the completion of the Deconversion, including, without limitation, the Parties’ obligations to continue to perform their respective responsibilities pursuant to Section 5.0 (Service Level Standards), [***], and Section 8.0 (Subscriber and TSYS Responsibilities).
5.0 Service Level Standards.
     5.1 General. Service level standards for the provision of certain of the Services (“Service Level Standards”) are set forth in Exhibit 2 to the Schedules.
     5.2 Failure to Meet Service Level Standards. If TSYS fails to meet a Service Level Standard, TSYS shall promptly (i) investigate and report at no charge to Subscriber on the root cause(s) of such failure; (ii) advise Subscriber of the status of remedial efforts being undertaken with respect to such failure; (iii) notify Subscriber of the steps which TSYS believes should be taken to correct the cause of such failure; (iv) correct the cause of such failure to prevent such failure from reoccurring, and (v) if applicable, pay any monetary remedies set forth in Exhibit 2 to the Schedules. The failure of TSYS to meet or exceed a Service Level Standard shall not constitute a breach of the Agreement, unless such failure also constitutes a breach of the Standard of Care [***].
     5.3 Periodic Reviews. Within twelve (12) months after the Effective Date and at least annually thereafter, Subscriber and TSYS shall review the Service Level Standards in light of any improved performance capabilities associated with advances in the technology, processes and methods which are available to perform the Services. A change to the Service Level Standards is an amendment to this Agreement and will be made upon approval by both Parties.
6.0 Fees, Expenses and Payment Terms.
     6.1 Fees and Expenses. Subscriber shall pay all Fees and Expenses for the Services that are set forth in each Schedule. Periodic charges under any Schedule shall be computed on a calendar month basis and shall be prorated for any partial month.
     6.2 Taxes. The Fees set forth in this Agreement are exclusive of applicable taxes. Subscriber shall be responsible for and shall promptly pay or reimburse TSYS for the payment of all sales, use, excise, ad valorem, value-added and other similar taxes, assessments or duties imposed by any government agency (including any interest and penalties imposed thereon if TSYS has provided Subscriber reasonable notice, of such applicable taxes prior to any assessment or accruing of interest or penalties) that are based on any Services provided by TSYS to Subscriber pursuant to this Agreement.

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     6.3 Invoices and Payment. TSYS shall invoice Subscriber for all amounts due under this Agreement on a monthly basis in arrears. TSYS will use commercially reasonable efforts to deliver by electronic mail, or such other means as the Parties may mutually agree, all invoices for Fees monthly within [***] of the end of each [***]; provided, however, commencing after [***], TSYS will use best efforts to deliver all invoices for Fees within [***] of the end of each [***]. Subject to Section 6.4, payment for invoices shall be due and payable by Subscriber within thirty (30) days from receipt of such invoice. Any amounts that are undisputed and are not paid on or before their due date shall incur interest until paid at the monthly rate of [***] percent ([***])%, prorated for any partial month. Subscriber shall pay the undisputed amount of each invoice by electronic funds transfer in U.S. Dollars.
     6.4 Disputed Charges; Requests for Information.
          (a) Subscriber shall pay undisputed charges when such payments are due. Subscriber may withhold payment of specific charges within a given invoice that it in good faith disputes or for which it reasonably requires information from TSYS to verify the amounts being charged, provided that Subscriber delivers to TSYS a written statement on or before the date payment is due describing in reasonable detail (i) the specific charge or charges being disputed and the basis of the dispute, (ii) if applicable, the supporting documentation that is reasonably required for verification of the charge or charges, and (iii) the amount being withheld. A charge shall be deemed “undisputed” if Subscriber does not deliver such written statement on or before the date payment is due. With respect to requests for supporting documentation reasonably requested for verification under this Section 6.4, payment of the disputed amounts shall be due and payable by Subscriber within thirty (30) days of Subscriber’s receipt of the supporting documentation, unless after receipt of such supporting documentation from TSYS, Subscriber in good faith disputes a charge pursuant to this Section 6.4.
          (b) TSYS will not charge interest on any amounts for which TSYS has failed to invoice Subscriber in a timely manner. If a Party wishes to dispute a charge for which payment has or has not been previously made, or if TSYS has failed to invoice Subscriber for any amount, and for which a dispute was not previously initiated pursuant to this Section 6.4, such Party must provide to the other Party written notice of such dispute on or before the [***] following the date upon which payment for such amount was first due or should have been due. Such notice shall describe in reasonable detail the specific charge or charges being disputed and the basis for such dispute. If such notice is not timely given, the Parties [***], or in the case of TSYS [***].
     6.5 Supporting Documentation. TSYS shall maintain supporting documentation for the amounts billable to, and payments made by, Subscriber hereunder in accordance with generally accepted accounting principles. TSYS agrees to provide Subscriber with such supporting documentation with respect to each invoice as may be reasonably requested by Subscriber.

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     6.6 Expenses Associated With Legal Process. All reasonable expenses (including, without limitation, reasonable attorneys fees) that a Party incurs in responding to legal process from third parties related to a claim against or investigation of the other Party (of which the responding Party is not a party to or subject of the applicable legal process) shall be reimbursed to the responding Party by such other Party.

7.0	Warranties.
          7.1 TSYS Warranties.
          (a) Warranty of Services. TSYS warrants that the Services shall be rendered in a commercially reasonable manner in accordance with the generally accepted industry practices and procedures used in performing services like the Services, and in a professional manner (collectively, the “Standard of Care”).
          (b) Authorization. TSYS represents and warrants that it has the requisite corporate power and authority to enter into this Agreement and to make the commitments set forth in this Agreement and that it is not a party to any other agreement which would hinder its ability to perform its obligations hereunder.
          (c) Disclaimer. EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, NATURE OR DESCRIPTION, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
     7.2 Subscriber Warranty. Subscriber represents and warrants that it has the requisite corporate power and authority to enter into this Agreement and to make the commitments set forth in this Agreement and that it is not a party to any other agreement which would hinder its ability to perform its obligations hereunder.

8.0	Subscriber and TSYS Responsibilities.
     8.1 Subscriber Responsibilities. Subscriber shall be responsible for the following:
          (a) to cooperate on a timely basis with TSYS and perform activities reasonably required by TSYS to enable TSYS to fulfill its obligations and responsibilities under this Agreement. In performing its obligations and responsibilities under this Agreement, TSYS shall be entitled to rely on Cardholder Data and Instructions provided by Subscriber or its designees to TSYS.
          (b) to randomly check information produced by TSYS, including, as applicable, periodic Cardholder Account statements, embossed cards and reports, to determine if such information is correct, and will promptly report any errors discovered therein to TSYS. The steps which TSYS takes to remedy any error shall be undertaken at no cost to Subscriber, where such error results from the sole negligence of TSYS or the failure of TSYS to otherwise comply with the terms of this Agreement. Where such error is due to the sole negligence of Subscriber, Subscriber shall pay TSYS for its efforts to remedy the error in accordance with the terms of this Agreement. Where the error results from no negligence of either Party, or from the negligence of both Parties, the Parties shall negotiate in good faith to equitably apportion the responsibility for the costs associated to remedy such error in accordance with the terms of this Agreement.

          (c) to ensure that, throughout the Term, all communications networks and devices used by it in receiving the Services under this Agreement, including the Internet and any virtual private network, shall conform to the specifications for such networks and devices required by TSYS from time to time.
          (d) to implement appropriate security procedures designed to (i) prevent unauthorized access to the TSYS System through computer hardware and software systems which are owned or controlled by Subscriber, and (ii) prevent unauthorized access to or use of the TSYS System by Subscriber Personnel. When on site at TSYS’ premises, Subscriber Personnel shall observe and adhere to TSYS’ policies and procedures applicable to visitors of TSYS’ premises.
          (e) to establish and maintain, throughout the Term, contractual relationships with one or more financial institutions (each “Financial Institution”) for purposes of (i) issuing cards for Cardholder Accounts and Subscriber Portfolios offered by Subscriber from time to time under this Agreement, (ii) establishing and maintaining one or more demand deposit accounts for funding of cards and settlement of Cardholder transactions with the Associations and other related parties, (iii) obtaining one or more 6-digit bank identification numbers (each a “BIN”) for issuance of cards for Cardholder Accounts and Subscriber Portfolios offered through the Associations and by Subscriber from time to time under this Agreement, (iv) obtaining sponsorship of Subscriber into the applicable Associations to ensure the cards for Cardholder Accounts and Subscriber Portfolios conform with and permit the features and functionalities set forth in the Cardholder Agreements (as defined in Section 8.1(f) below), and (v) performing its duties and obligations with respect to the Cardholder Accounts and Subscriber Portfolios offered by Subscriber from time to time under this Agreement.
          (f) with respect to each Subscriber Portfolio, to select the appropriate parameter settings, features and options within the TSYS System that conform with and are applicable to the cards, card programs, and the terms and conditions of the Cardholder Account agreements (“Cardholder Agreements”).
          (g) to develop and implement the terms and conditions of the Cardholder Agreements.
          (h) to pay all fees and charges assessed by the Associations, at the rates set forth in Exhibit 1B to the Schedules, in connection with the Subscriber Portfolios and BINs.
          (i) to pay all fees and charges arising out of or in connection with the demand deposit accounts at Financial Institutions.
          (j) the acts or omissions of and for the services and functions performed by its agents or subcontractors for or on behalf of Subscriber.
     8.2 TSYS Responsibilities. TSYS shall be responsible for the following:
          (a) [***]Support Group. TSYS will assign TSYS Personnel exclusively to the provision of the Services to Subscriber (the “[***] Support Group”). The skill set, mix and make up of the [***] Support Group shall be subject to the mutual agreement of the Parties, which shall not be

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unreasonably withheld. The number of TSYS Personnel in the [***] Support Group will increase in stages as may be mutually agreed upon by the Parties. The [***] Support Group will consist of [***] TSYS Personnel by no later than the Effective Date and shall include, at a minimum, a TSYS Account Director, an Associate Business Director [***]. The TSYS Account Director (the “TSYS Account Director”) will be responsible for the overall relationship with Subscriber and serve as the single point of contact for Subscriber with respect to the Services and will be a TSYS employee with the title of [***], report to [***], and have supervisory duties to ensure that appropriate and timely technical support is provided to Subscriber. TSYS will endeavor to provide continuity in the TSYS Account Director and Associate Business Director positions and agrees Subscriber may [***] and [***] the replacement TSYS Account Director prior to TSYS replacing the TSYS Account Director.
          The duties of the Dedicated Support Group include: (A) client relationship services (including consultative services on the use of features and/or functionality and trouble shooting); (B) Conversion, Deconversion and Wind-down services; (C) issue management services; (D) production support services; and (E) custom project activities. Custom project activities by the Support Team will be provided at the rates set forth in Exhibit 1B to the Schedules. Other services of the Support Team for which a price is not provided in Exhibit 1B to the Schedules shall be at no cost to Subscriber.
          (b) Management Committee. TSYS and Subscriber shall appoint a management committee (the “Management Committee”) comprised of a number of key executives from each Party (including the TSYS Account Director, Associate Business Director and dedicated TSYS Personnel) which shall hold [***] periodic business review meetings or at such time as the Parties deem appropriate to: (i) discuss any commercially reasonable methods of improving the Services or reducing the costs to Subscriber of the Services, (ii) review progress on the resolution of any issues, and (ii) any other matters related to the Services provided for under the Agreement.
          (c) Instructions. TSYS shall perform the Services in a timely manner and in accordance with Instructions provided by Subscriber or its designees from time to time. TSYS will cooperate on a timely basis with Subscriber and perform activities reasonably required by Subscriber to enable Subscriber to fulfill its obligations and responsibilities under this Agreement.
          (d) TSYS Personnel. TSYS shall be responsible for the acts or omissions of and for the services and functions performed by TSYS Personnel.
9.0 Compliance with Laws and Regulations.
     9.1 Subscriber Compliance. Subscriber is solely responsible for compliance with all statutes, acts, laws, by-laws, rules and regulations, ordinances and judicial, governmental or administrative order decrees or rulings, applicable to the operation of its business, its card programs and the Cardholder Accounts, including, without limitation, usury laws, state laws, rules and regulations (“State Laws”), the rules, regulations and bylaws of the Associations (“Operating Regulations”), the Truth-in-Lending-Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Electronic Funds Transfer Act, the Truth in

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Savings Act, Electronic Signatures in Global and National Commerce Act, the National Automated Clearing House Association (NACHA), the Gramm-Leach-Bliley Act, and all associated rules and regulations (collectively, the “Subscriber Legal Requirements”).
          9.2 TSYS Compliance. TSYS is solely responsible for compliance with all statutes, acts, laws, rules, regulations, ordinances and judicial, governmental or administrative order decrees or rulings, which are applicable to its business as a payment card processor [***] (the “TSYS Legal Requirements”). TSYS will maintain any contracts and licenses and, including without limitation, any certifications required by an Association, that are reasonably necessary in order for TSYS to perform the Services and fulfill its obligations and responsibilities under this Agreement. TSYS [***] as of the Effective Date of this Agreement, and TSYS will endeavor to maintain such compliance at all times during the Term of the Agreement. On an annual basis TSYS shall provide to Subscriber [***].

10.0	Service Center Review and Regulator Audit.
     10.1 Service Center Review.
          (a) On an annual basis during Term, at its sole cost and expense, TSYS shall engage and direct its independent certified public accountants to conduct a Type II review of its [***] and a [***] of [***]. The review shall be conducted in accordance with the American Institute of Certified Public Accounts Statement on Auditing Standards Number 70 (“SAS 70”), the findings and recommendations of which shall be set forth in a report (the “Service Center Review”). TSYS shall deliver to Subscriber a copy of the Service Center Review within thirty (30) days after such report is received by TSYS.
          (b) If the Service Center Review contains any recommendations, TSYS shall, [***], promptly take all actions necessary to comply with such recommendations and shall advise Subscriber when such compliance is achieved.
          (c) If, at any time during the Term, Subscriber has reasonable material concerns regarding TSYS’ operational controls and such concerns are not addressed in the Service Center Review and in TSYS’ response to any recommendations therein to Subscriber’s reasonable satisfaction, Subscriber shall so notify TSYS and TSYS shall promptly meet with Subscriber in an effort to resolve Subscriber’s concerns.
     10.2 Regulators. The Parties understand that the business practices of each Party are subject to review and audit by Regulators. TSYS shall fully cooperate with each Regulator in accordance with applicable law in conjunction with an audit of TSYS by the Regulator. Furthermore, in conjunction with an audit of Subscriber by a Regulator, TSYS shall fully cooperate with any such audit including a request of the Regulators to review the Services, including, without limitation, providing any information or material lawfully requested by the Regulators, and permitting the Regulator to inspect or audit TSYS as to the Services in accordance with applicable law.

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11.0 Privacy and Information Security
     11.1 Use of Cardholder Data. The Parties acknowledge and agree that Cardholder Data includes information that is subject to applicable law related to the use of Cardholder Data, including the Gramm-Leach-Bliley Act and associated regulations. TSYS shall not use Cardholder Data, nor shall it duplicate or incorporate Cardholder Data into its own records or databases, except to the extent necessary to perform the Services and its other obligations under the Agreement.
     11.2 Security Standards. TSYS shall only disclose Cardholder Data (i) to TSYS Personnel who have a need to know such information to perform the Services and other obligations under this Agreement, or (ii) pursuant to the Instructions. Neither TSYS nor TSYS Personnel may without the prior written consent of Subscriber disclose Cardholder Data or any segment thereof to any third party or to an Affiliate, except to the extent permitted by this Agreement. TSYS shall implement and maintain security measures designed to (i) ensure the security, integrity and confidentiality of Cardholder Data; (ii) protect against any anticipated threats or hazards to the security or integrity of Cardholder Data; and (iii) protect against unauthorized access to or use of Cardholder Data, all in accordance with the attached [***] and TSYS’ information security policies , a summary of which is set forth in the attached TSYS Information Security Summary. As of the Effective Date of this Agreement, TSYS is in compliance with TSYS’ information security policies. TSYS shall notify Subscriber of any material changes to TSYS’ information security policies.
     11.3 Unauthorized Application. The Parties acknowledge and agree that TSYS shall not be responsible for the unauthorized or fraudulent application for, access to or use of Cardholder Data by any Entity, unless such unauthorized act is caused by the negligent acts or omissions of TSYS, TSYS Personnel.
     11.4 Notice of Security Breach. If TSYS becomes aware [***] unauthorized access to Cardholder Data or unauthorized access to resources used to provide the Services, including without limitation, Subscriber’s unembossed cards, TSYS, as soon as reasonably possible under the circumstances [***], shall report such incident to Subscriber and describe in reasonable detail the nature of and circumstances surrounding such unauthorized access and the steps being taken by TSYS to prevent future similar incidents. Further, TSYS will take prompt, reasonable actions to minimize the violation and to identify, investigate, limit, prevent and mitigate the potential effects on Cardholders and on Subscriber’s business.
12.0 Confidential Information
     12.1 Defined. The Parties acknowledge that they may be furnished with, receive, or otherwise have access to Confidential Information of the other during the Term. “Confidential Information” shall mean all information, in any form, furnished or made available directly or indirectly by one Party to the other before, on or after the Effective Date, which is marked confidential, proprietary or with a similar designation or, if unmarked, which the receiving Party should reasonably know is confidential and proprietary, including, but not limited to: (i) Trade Secrets; (ii) Cardholder Data; (iii) information concerning the operations, affairs and businesses of either Party, its customers and suppliers; (iv) Documentation and Developments, each of which shall be considered the Confidential Information of

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TSYS; (v) marketing and growth plans, financial results and projections; and (vi) that portion of any specifications, designs, documents, correspondence, software, data and other materials and work products containing Confidential Information as described herein and provided by either Party or its subcontractors to the other Party in connection with this Agreement.
     12.2 Obligations.
          (a) The receiving Party shall exercise the same degree of care to prevent unauthorized use or disclosure of the other Party’s Confidential Information as it normally takes to prevent the unauthorized use or disclosure of its own proprietary information of like kind, but in no event less than a commercially reasonable degree of care. The receiving Party shall refrain from using the Confidential Information except as necessary in performing this Agreement, and shall limit use or disclosure to individuals needing to know the information to perform their obligations under this Agreement. In any event, each Party shall be liable for any breach of the obligations defined within this Agreement by its respective personnel, external or internal auditors or independent contractors.
          (b) As requested by a Party during the Term or upon any termination of this Agreement, the other Party shall return or destroy, as the requesting Party may direct, all material in any medium that contains, the requesting Party’s Confidential Information and retain no copies (except those necessary to comply with regulatory requirements applicable to the retaining Party). Any destruction pursuant to this Section 12.2 shall be certified in writing.
     12.3 Exclusions. The restrictions set forth in this Section 12 shall not apply to information which a Party can demonstrate in writing (i) was, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party; (iii) was in the legal possession of the receiving Party at the time of disclosure to it; (iv) was received after disclosure to it from a third party who had a lawful right to disclose such information; (v) was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party. Notwithstanding the foregoing, the exclusions provided in this Section 12.3 shall not be deemed to permit TSYS to use Cardholder Data for any purpose other than except as provided in Section 11.1.
     12.4 Legally Required Disclosures. A Party shall not be considered to have breached its obligations by disclosing Confidential Information of the other Party as required to satisfy the legal request of a competent government body provided that, immediately upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party promptly and prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure handling of the Confidential Information or take such other action as it deems appropriate to protect the Confidential Information.
     12.5 Loss of Confidential Information. In the event of any unauthorized disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party, the receiving Party shall promptly, at its own expense: (i) notify the furnishing Party in writing, (ii) take reasonable steps to minimize the violation; and (iii) reasonably cooperate with the furnishing Party to minimize any damage resulting therefrom.
     12.6 No Implied Rights. Nothing contained in this Section12 shall be construed as obligating a Party to disclose its Confidential Information to the other Party or as granting to or conferring on a Party, express or implied, any rights or license to the Confidential Information of the other Party.

     12.7 Prior Non-Disclosure Agreement. The terms of this Section 12 supersede the terms of any agreement of confidentiality previously entered into between the Parties and any information required to be treated as confidential under such agreement shall be treated as Confidential Information under the terms of this Agreement.
     12.8 Survival. The obligations regarding confidentiality and restriction of use of Cardholder Data shall survive the expiration or termination of this Agreement. Furthermore, as to all other Confidential Information, the obligations under this Section 12 shall survive the expiration or termination of this Agreement [***].
     12.9 Trade Secrets. Nothing herein shall be deemed to adversely affect or otherwise waive any rights or remedies available at law or equity that a furnishing Party may have for protection of its Trade Secrets.
     12.10 Tax Treatment. Nothing in this Section 12 shall prevent TSYS from disclosing, as necessary, the tax treatment and/or tax structure of this transaction as necessary to comply with applicable tax and securities laws of the United States of America.

13.0	Rights to TSYS System; Rights in Other Data.
     13.1 General. Subscriber acknowledges that it is receiving a service from TSYS and that this Agreement shall not transfer any right, title, license or interest in the TSYS System, or any part or component of the TSYS System, to Subscriber.
     13.2 Developments. Any services, technology, processes, methods, software and/or enhancements to the TSYS System used or developed for purposes of delivering the Services, including Mandatory Enhancements and Custom Enhancements, (collectively, the “Developments”), whether developed solely by TSYS or jointly by TSYS and Subscriber or any other party, including any Developments requested, suggested, or paid for by Subscriber, shall be the sole property of TSYS and shall not be considered “works made for hire”. Subscriber shall not acquire any ownership right, Intellectual Property right, claim or interest in the TSYS System or in any Developments.
     13.3 Custom Developments. [***], Subscriber may from time to time request TSYS to provide one or more custom development projects which meet all of the following requirements (each a “Custom Development”): (i) TSYS agrees to provide or perform the custom development project requested by Subscriber; (ii) Subscriber pays TSYS development Fees for such custom development project; and (iii) the custom development project is requested and provided after the Effective Date of this Agreement. Subscriber shall notify TSYS of its intent to designate a custom development as a Custom Development, and TSYS agrees it shall not [***].
     13.4 Third-Party Systems. To the extent Subscriber performs any services itself or retains third parties to do so, Subscriber shall be solely responsible for obtaining from owners of third party systems, and paying for, any licenses or agreements that are necessary in order for the TSYS System to interface with such third party system.
     13.5 Cooperation. The Parties will cooperate with each other and execute such other documents as may be reasonably be deemed necessary to achieve the objectives of this Section 13.

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14.0 Third Party Claims.
     14.1 TSYS Indemnity. In addition to any other remedies Subscriber may have, TSYS will indemnify, defend and hold harmless Subscriber and Subscriber’s Affiliates, officers, directors and employees, from and against any and all third party actions, proceedings and claims, and from any losses, liabilities, costs and expenses (including reasonable attorney’s fees and expenses) in connection thereto, arising out of, under or in connection with (a) any inaccuracy, breach or untruthfulness of any representation or warranty made by TSYS in this Agreement; (b) any infringement or alleged infringement by TSYS of any third party’s Intellectual Property rights, except where a claim (i) arises from a Custom Enhancement, or (ii) is one for which Subscriber is obligated to indemnify TSYS pursuant to Section 14.2; (c) any non-compliance with or violation by TSYS of any TSYS Legal Requirement; (d) any unauthorized or fraudulent access to or use of Cardholder Data by any Entity caused by the negligence or intentional misconduct of TSYS or TSYS Personnel; and (e) the gross negligence or willful misconduct (whether by action or omission) of TSYS or TSYS Personnel.
     14.2 Subscriber Indemnity. In addition to any other remedies TSYS may have, Subscriber will indemnify, defend and hold harmless TSYS and TSYS’ Affiliates, officers, directors and employees, from and against any and all third party actions, proceedings and claims, and from any losses, liabilities, costs and expenses (including reasonable attorney’s fees and expenses) in connection thereto, arising out of, under or in connection with (a) any infringement or alleged infringement by Subscriber of any third party’s Intellectual Property rights; (b) claims by third parties arising out of TSYS following the Instructions; (c) any inaccuracy, breach or untruthfulness of any representation or warranty made by Subscriber in this Agreement; (d) any non-compliance with or violation by Subscriber of any Subscriber Legal Requirement; (e) any unauthorized or fraudulent access to or use of the TSYS System by any Entity caused by the negligence or intentional misconduct of Subscriber or Subscriber Personnel; and (f) the gross negligence or willful misconduct (whether by action or omission) of Subscriber or Subscriber Personnel.
     14.3 Indemnification Procedures. With respect to claims covered by Sections 14.1 or 14.2 above, the following procedures shall apply:
          (a) Notice. Promptly after receipt by a Party entitled to indemnification (the “indemnitee”) of notice of the commencement or threatened commencement of any civil, criminal, administrative or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to this Section 14, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve indemnitor of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than fifteen (15) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a “Notice of Election”).
          (b) Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; and (ii) the indemnitor shall notify the indemnitee before ceasing to defend against such claim, and shall not compromise or settle such claim without the indemnitee’s prior written consent if such compromise or settlement (x) would impose a penalty or limitation upon the indemnitee, including, without limitation, an injunction or other equitable relief, (y) would require an admission of liability from indemnitee, or (z) does not include the release of the indemnitee from all liability arising from or relating to such claim. After the indemnitor has delivered a Notice of Election relating to any claim, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.
          (c) Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, and the failure of the indemnitor to deliver such Notice of Election shall not affect the indemnification obligations of such Party under this Agreement.
          (d) Cooperation. When seeking indemnification, the indemnitee shall at all times reasonably cooperate with the indemnitor in the defense or settlement of any claim which is subject to this Section 14.
          (e) Entitlement to Payment. In the event an indemnitor elects not to assume control of the defense and settlement of that claim, the indemnitee shall be entitled to payment by the indemnitor upon the indemnitee’s settlement of the claim or the adjudication of liability, whichever first occurs.
     14.4 Subrogation. In the event that a Party shall be obligated to indemnify the other Party pursuant to this Section 14, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates. The indemnitee shall reasonably cooperate with indemnitor, including the execution of appropriate documents, to enable the indemnitor to receive the benefit of the right of subrogation outlined in this Section 14.4.
15.0 Liability.
     15.1 General Intent. Subject to the specific provisions of this Section 15, it is the intent of the Parties that each Party shall be liable to the other Party for any actual and direct damages incurred by such other Party as a result of the breaching Party’s failure to perform its obligations in this Agreement.
     15.2 Liability Restrictions.
          (a) IN NO EVENT, WHETHER IN CONTRACT OR TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT OR CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION, LOST PROFITS), EXEMPLARY, OR PUNITIVE DAMAGES (WHETHER SUCH LOSSES OR DAMAGES WERE FORESEEN, FORESEEABLE, KNOWN OR OTHERWISE) WHETHER ARISING OUT OF, OR IN CONNECTION WITH OR IN RELATION TO THE SERVICES OR THE SUPPLY OR NON-SUPPLY OF THE SERVICES OR OTHERWISE UNDER THIS AGREEMENT.
          (b) DURING THE TERM OF THIS AGREEMENT, EACH PARTY’S TOTAL CUMULATIVE LIABILITY TO THE OTHER PARTY, WHETHER IN CONTRACT OR IN TORT, FOR ANY AND ALL BREACHES UNDER THIS AGREEMENT [***], SHALL BE LIMITED AS FOLLOWS:

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          (i) For claims under Section 15.1 (except as provided in Section 15.2(b)(ii) for unauthorized access to or use of Cardholder Data caused by the negligence or intentional misconduct of TSYS or TSYS Personnel), and third party claims arising under Section 14.1(a) and (c), and Section 14.2(b), (c), and (d), [***] Dollars ($[***]);
          (ii) For claims under Section 15.1 by Subscriber against TSYS resulting from the unauthorized access to or use of Cardholder Data caused by the negligence or intentional misconduct of TSYS or TSYS Personnel or third party claims arising under Section 14.1(d) and Section 14.2(e), [***] Dollars ($[***]);
          (iii) For third party claims arising under Section 14.1(e) and Section 14.2(f), [***] Dollars ($[***]); and
          (iv) Notwithstanding the provisions of this Sections 15.2(b), the limitation of liability shall not apply to: (i) [***], (ii) TSYS’ obligations [***], (iii) Subscriber’s obligations [***], and (iv) any [***].
     15.3 Duty to Mitigate. Nothing in Section 14 or this Section 15 will be taken as any way reducing or affecting a general duty to mitigate loss suffered by a Party. Subscriber will use reasonable efforts to enforce the terms and conditions in the agreement Subscriber or any Affiliate of Subscriber has with any Cardholder in respect of the Cardholder Account and/or with any Financial Institution with respect to any BIN and BIN sponsorship. Nothing contained in this Section 15.3 shall oblige the Subscriber to issue any legal, arbitration or other dispute resolution proceedings against any Cardholder or any third party.
16.0 Dispute Resolution.
     Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by either Party, shall be resolved as provided in this Section 16.
     16.1 Informal Dispute Resolution. If a dispute is not subject to Section 16.4, upon the written request of either Party setting forth the basis of the dispute in reasonable detail, each Party will appoint a designated representative having authority to resolve and settle such dispute. The designated representatives shall meet as often as the Parties reasonably deem appropriate to discuss the dispute and

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attempt to resolve the dispute without the necessity of arbitration pursuant to Section 16.2. If a Party requests that informal dispute resolution under this Section be initiated, then formal proceedings under Section 16.2 may not be commenced until the earlier of (i) the time when the Parties conclude in good faith that amicable resolution of the dispute does not appear likely or (ii) the expiration of [***] days following the initial request by a Party to jointly resolve the dispute under this Section 16.1.
     16.2 Arbitration. If a dispute is not resolved pursuant to the informal dispute mechanism in Section 16.1, the dispute may be submitted by either Party to mandatory and binding arbitration, pursuant to the following conditions:
          (a) Selection of Arbitrator. The Party making the demand for arbitration shall notify the American Arbitration Association (“AAA”) and the other Party in writing describing in reasonable detail the nature of the dispute and shall request that the AAA furnish a list of five (5) possible arbitrators who shall have substantial experience in the area of information technology and card processing and shall otherwise be qualified to competently address the issues presented. Each Party shall have fifteen (15) days to reject two (2) of the proposed arbitrators. If only one (1) individual has not been so rejected, he or she shall serve as arbitrator. If two (2) or more individuals have not been so rejected, then the Parties shall promptly mutually select the arbitrator from the remaining pool of possible arbitrators; provided, however, that if the Parties are unable to agree on such selection within ten (10) days after notification by the AAA of the need to make such selection, then the AAA shall select the arbitrator from the remaining pool of possible arbitrators.
          (b) Conduct of Arbitration. The arbitration shall be conducted in accordance with the rules for commercial arbitration of the AAA.
          (c) Place of Arbitration Hearings. Unless otherwise agreed to by the Parties, arbitration hearings shall be held in Atlanta, Georgia.
          (d) Costs and Expenses. Unless the arbitrator rules otherwise, the Parties shall jointly and equally pay the expenses of the arbitrator and administrative costs assessed by the AAA, as well as their own expenses incurred during the dispute resolution process.
     16.3 Confidentiality. The Parties agree that the existence of a dispute, any efforts or proceedings to resolve a dispute, whether informal or pursuant to arbitration, and any rulings or decisions issued by the arbitrator pursuant to Section 16.2, shall be held in confidence, shall be treated as compromise and settlement negotiations under applicable evidence rules, and shall be governed as Confidential Information by the terms and conditions of Section 12.
     16.4 Equitable Relief. The Parties agree that the only circumstance in which disputes between them shall not be subject to the provisions of Sections 16.1 and/or 16.2 is when a Party makes a good faith determination that a material breach or threatened breach of the terms of this Agreement by the other Party is such that injunctive or other equitable relief is the only appropriate and adequate remedy. Accordingly, in addition to other remedies available to it, the affected Party will be entitled to seek injunctive or other equitable relief to remedy any threatened or actual breach of any portion of this Agreement. If a Party files a pleading with a court seeking immediate injunctive relief and this pleading is challenged by the other Party and the injunctive relief sought is not awarded in substantial part, then the Party filing the pleading seeking immediate injunctive relief shall pay all of the costs and attorneys’ fees of the Party successfully challenging the pleading.

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     16.5 No Limitation. This Section 16 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal court proceedings, earlier (i) to avoid the expiration of any applicable limitations period, or (ii) to preserve a superior position with respect to other creditors.
17.0 Termination.
     17.1 Termination for Cause.
     (a) In the event that a Party: (i) commits a [***] breach of this Agreement, which breach is not cured within [***] days after notice specifying the nature and extent of such breach; provided, however, that if such matter is a non-monetary breach and is not reasonably susceptible of cure within such [***] day period, such period shall be extended and the Party shall not be in default hereunder so long as it commences such cure within such [***] day period and diligently pursues such cure to completion within [***] days after such notice; or (ii) commits numerous breaches of its duties or obligations which collectively constitute a material breach of this Agreement; or (iii) has a petition filed by or against it under applicable bankruptcy law seeking the liquidation of such Party’s assets which petition is not dismissed within [***] days, then the other Party may, by giving written notice, elect to terminate this Agreement and seek recovery of damages, subject to Section 15 [***]. In the event Subscriber terminates this Agreement for cause, Subscriber shall be relieved of any obligation to pay the [***].
     (b) Notwithstanding any other provision herein to the contrary, and without limiting either Party’s rights under Section 17.1(a), the Parties acknowledge and agree that: (i) Subscriber’s failure to pay [***] when such payments are due shall constitute a material breach of this Agreement, and when such failure to pay continues uncured for [***] days following the written notice required by Section 17.1(a)(i), then TSYS may, without waiving its right to payment, cease performing the Services until the dispute regarding Subscriber’s failure to pay is resolved and (ii) TSYS’ failure to [***] and [***] the [***], each in accordance with this Agreement shall constitute a [***] breach of this Agreement if such failure continues uncured for [***] days following the written notice required by Section 17.1(a)(i).
     (c) Any notice of termination by Subscriber shall include a proposed date for initiation of Wind-down or Deconversion pursuant to Section 4.2 and 4.3(b).
     17.2 Termination Upon Force Majeure. Subscriber may terminate this Agreement in compliance with the terms of Section 19.0(b).

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     17.3 Termination for Convenience. Subscriber may terminate this Agreement for convenience and without cause in accordance with the Termination for Convenience provision set forth in the Schedules, as applicable.
18.0 Binding Agreement; Assignment and Change of Control.
     This Agreement shall be binding on the Parties and their respective successors and permitted assigns. Neither Party may hypothecate, transfer or assign this Agreement or any rights or obligations arising hereunder without the prior written consent of the other Party; provided, however, a change of Control of a Party shall not be considered an assignment of this Agreement by that Party. In the event of a change of Control of Subscriber (“Change of Control”) where such Control is acquired by an Entity that is a competitor of TSYS, to include the following: [***], TSYS may re-evaluate and update the list of competitors on an annual basis to reflect changes in the market place. Subscriber will provide to TSYS written notice of such Change of Control no later than [***] days following the date upon which Subscriber enters into a definitive agreement with the acquiring Entity. At any time within [***] days after TSYS receives notice of such Change of Control, TSYS may terminate this Agreement without cause by giving Subscriber written notice of its intent to so terminate and designating a date upon which such termination will be effective, provided, however that such termination date shall be no earlier than [***] months after the date of notice of intent to terminate is given by TSYS. Notwithstanding the foregoing, TSYS shall have the right to grant a security interest in any accounts receivable to which it becomes entitled under this Agreement.
19.0 Force Majeure.
     (a) No Party shall be liable for any default or delay in the performance of its obligations under this Agreement if such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God or any other cause beyond reasonable control of such Party (provided the non-performing Party is without material fault in causing such default or delay) (collectively, “Force Majeure”).
     The non-performing Party shall be excused from performance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its commercially reasonable efforts to recommence performance. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within [***] business days of the inception of such delay) and describe in reasonable detail the circumstances surrounding such delay.
     (b) If TSYS’ performance of the Services necessary for the conduct of those business functions of Subscriber reasonably identified by Subscriber as critical is excused under this Section for more than [***] days, then at Subscriber’s option, Subscriber may elect, by a written notice, to immediately terminate this Agreement without liability to TSYS and [***] (as defined in the [***]).

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20.0 Contingency Planning.
     TSYS shall be responsible for disaster recovery planning, testing, implementation and execution as set forth in its disaster recovery plans, which are summarized in Exhibit 4 to each Schedule, to the extent applicable. Subscriber shall be allowed to review TSYS’ disaster recovery plans upon Subscriber’s reasonable request at TSYS’ offices. Upon Subscriber’s reasonable request, TSYS shall make available to Subscriber, for the purpose of responding to questions concerning TSYS’ disaster recovery plan, one or more representatives who are knowledgeable about the disaster recovery plan, the manner in which it is tested and the manner in which it would be implemented in the event of a disaster, such representatives to use commercially reasonable efforts to respond to such questions within [***] business days. TSYS’ disaster recovery plan shall be tested at least once annually.
21.0 Nonsolicitation of Personnel.
     During the Term and for a period of [***] thereafter, neither Party will solicit or encourage any employee of the other Party, or of the Affiliates of the other Party that are known to the first Party, to leave the employment of such other Party or such Affiliate without the prior written consent of such other Party. Notwithstanding the foregoing, this Article does not prohibit either Party from recruiting or hiring the other’s employee where the employee has submitted an unsolicited application, responds to an advertisement without direct contact by the Party, or is presented to the Party through an independent recruiting firm.
22.0 Amendments.
     No change, waiver of discharge relating to the terms of this Agreement, including the Schedules, Attachments and Exhibits, shall be valid unless in writing and signed by an authorized representative of each party.
23.0 Notices.
     Any notices required to be delivered by one Party to another under or in connection with this Agreement (other than routine operational communications or the immediate notice of delayed performance required under Section 19.0), shall be in writing and shall be deemed sufficiently given (a) when received, if delivered personally or by an express courier with a reliable system for tracking delivery, (b) when received by the recipient as evidenced by confirmed facsimile, if sent during normal business hours of the recipient, or, if not, then on the next business day, or (c) when received, if sent by United States certified mail, return receipt requested, at the address indicated below:

If to Subscriber:	GREEN DOT CORPORATION
Attn: Steve Streit
605 E. Huntington Drive, Suite 205
Monrovia, California 91016
Fax: (626) 775-3704

with a copy to:	John Ricci, General Counsel, at the address above and the following fax number: (626) 739-2002

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If to TSYS:	TOTAL SYSTEM SERVICES, INC.
Attn: President
1600 First Avenue
Building B, 4th Floor
Columbus, Georgia 31901-1804
Fax: (706) 649-2456

with a copy to:	TOTAL SYSTEM SERVICES, INC.
Attn: Legal Department
1600 First Avenue
Building C, 3rd Floor
Columbus, Georgia 31901-1804
Fax: (706) 644-9970
     A Party may from time to time change its address or designee for notification purposes by giving the other Party prior written notice of the new address or designee and the date upon which it will become effective.
24.0 Applicable Law.
     This Agreement and the rights and obligations of the Parties under this Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to the conflicts of laws.
25.0 Survival.
     Provisions contained in this Agreement that expressly or by their sense and context are intended to survive the expiration or termination of this Agreement shall so survive such expiration or termination, it being the intent that a claim or right which accrued to a Party prior to such expiration or termination shall not be prejudiced.
26.0 Entire Agreement; Waiver.
     The General Terms and Conditions, together with the other Schedules, attachments and exhibits to the Agreement, represents the entire agreement of the Parties, and any and all prior written or oral communications, agreements, understandings and representations, including without limitation, the Prior Agreements, are merged herein and superseded hereby. Further, the failure of either Party to insist on performance of any provision of this Agreement shall not be construed as a waiver of that provision or any other provision at any time.
27.0 Severability.
     In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.
28.0 Public Disclosures.
     TSYS: (i) may list Subscriber in its customer lists and describe in general terms the Services provided by TSYS under this Agreement in proposals and other marketing materials; and (ii) will make a public announcement regarding the execution of this Agreement. All media releases, public announcements and public disclosures by either Party relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosure to the extent required to meet legal or regulatory requirements of the disclosing Party, shall be coordinated with and approved by the other Party prior to release, such approval not to be unreasonably withheld or delayed.
29.0 Service Marks.
     Each Party agrees that it shall not, without the other Party’s prior written consent, except as expressly permitted by Section 28, use the name, trade names, service marks, business styles or trademarks of the other Party.
30.0 Rights of Third Parties.
     This Agreement is entered into solely between, and may be enforced only by, Subscriber and TSYS. This Agreement shall not be deemed to create any rights in third parties, including suppliers, customers, Cardholders, clients or Affiliates of a Party or to create any obligations of a Party to any such third party, which, by virtue of any applicable law, might otherwise be enforceable by a third party against either Party to this Agreement.
31.0 Cumulative Remedies.
     Except as otherwise expressly provided, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.
32.0 Covenant of Good Faith.
     Each Party, in its respective dealings with the other Party under or in connection with this Agreement, shall act in good faith.
33.0 Insurance.
     On or prior to the Effective Date of this Agreement, TSYS shall deliver to Subscriber, and maintain throughout the Term of this Agreement, certificates of insurance issued by insurers [***] [***] evidencing coverage for: (a) commercial general liability insurance coverage [***] and [***] and [***] with limits of $[***] per occurrence and an aggregate limit of $[***] (b) commercial automobile liability for [***] and [***] [***] with a minimum of $[***] combined single limit per occurrence for bodily injury and property damage liability; (c) workers’ compensation statutory coverage and employer’s liability with minimum limits: [***] (d) technology errors and omissions insurance with a [***] limit; and (e) umbrella/excess liability insurance with a minimum limit of [***] and [***] as excess limits for insurance under policies indicated in insurance sections (a), (b), and (c) hereof. [***]

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34.0 Subcontracting.
     The Services to be provided by TSYS under this Agreement may be delegated or subcontracted by either Party to another Entity without the express prior written consent of other Party; provided, however, in the event TSYS intends to provide or perform any of the Services [***], either by itself [***], TSYS will provide Subscriber at least sixty (60) days notice of TSYS’ intentions and Subscriber will have the option (i) not to receive such Services [***] or (ii) to require TSYS to provide Subscriber with pricing for Services [***] for Subscriber’s consideration. Notwithstanding the foregoing, each Party shall remain responsible for all of its obligations under this Agreement and for the acts or omissions of its agents or subcontractors. All work performed by a subcontractor or agent shall be deemed work performed by TSYS.
35.0 Counterparts.
     This Agreement may be executed in counterparts, including those counterparts received via facsimile, each of which shall constitute an original, but all of which shall constitute one and the same document.
36.0 Limitation of Actions.
     Notwithstanding any other provision of this Agreement and applicable law, no action, regardless of form, arising out of any claimed breach of this Agreement or the Services provided hereunder, may be brought by either Party more than [***] after the Party bringing the action first received actual knowledge of the facts giving rise to the claim.
END OF GENERAL TERMS AND CONDITIONS

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PROCESSING SERVICES SCHEDULE
This Processing Services Schedule to the Agreement between Subscriber and TSYS (the “Processing Services Schedule”) shall consist of the following attached documents:
•	Exhibit 1A — Processing Services Descriptions and Pricing References

•	Exhibit 1B — Processing Services Fees and Expenses

•	Exhibit 2 — Processing Services Service Level Standards

•	Exhibit 3 — Processing Services Portfolios

•	Exhibit 4A — Disaster Recovery Plan Summary for Processing Services

•	Exhibit 4B — Disaster Recovery Plan Summary for Managed Services

•	Exhibit 5 — Termination for Convenience Fees
1. DEFINITIONS
     1.1 General
Except as otherwise modified herein, the capitalized terms used in this Processing Services Schedule shall have the meaning specified in the Agreement. All other defined terms shall have the meanings assigned in the part of this Processing Services Schedule in which they are defined.
     1.2 Certain Definitions
Certain defined terms associated with this Processing Services Schedule shall have the meanings set forth as follows:
Core Processing Fees shall mean all of the TSYS fees and charges incurred by Subscriber for the Core Services pursuant to the terms and conditions of the Agreement and this Processing Services Schedule.

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Core Services shall mean the Processing Services listed in Exhibit 1A to this Processing Services Schedule as Core Services.

Managed Services shall mean the Managed Services listed in Exhibit 1A to this Processing Services Schedule as Managed Services.

Miscellaneous Services shall mean the Processing Services listed in Exhibit 1A to this Processing Services Schedule as Miscellaneous Services.

Optional Services shall mean the Processing Services listed in Exhibit 1A to this Processing Services Schedule as Optional Services.

Policy Manual shall have the meaning given in Section 2.1(d) of this Processing Services Schedule.

Processing Documentation shall mean the user manuals, information bulletins and

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policy manuals, regardless of media or form, which describe the functions, features and operation of the Processing Services, as may be provided by TSYS from time to time.

Processing Fees shall mean all of the TSYS fees and charges incurred by Subscriber for the Processing Services pursuant to the terms and conditions of the Agreement and this Processing Services Schedule, but excluding Expenses.

Processing Initial Term shall have the meaning given in Section 3.1 of this Processing Services Schedule.

Processing Renewal Term shall have the meaning given in Section 3.2 of this Processing Services Schedule.

Processing Services shall have the meaning given in Section 2.1(a) of this Processing Services Schedule.

Processing Services Effective Date shall mean the Effective Date as set forth in the Agreement.

Processing Services Portfolio shall mean Subscriber’s Cardholder Account portfolios identified in Exhibit 3 to this Processing Services Schedule, and any other portfolios for which the Parties from time to time agree in writing that TSYS shall provide the Processing Services.

Processing Services Schedule shall mean this Processing Services Schedule and all Exhibits attached hereto.

Processing Term shall mean, collectively, the Processing Initial Term and any Processing Renewal Term.

Processing Year shall mean a twelve (12) month period commencing on the Processing Services Effective Date or an anniversary of such date. Each Processing Year is identified in this Processing Services Schedule by a numerical suffix corresponding to the order in which such Processing Year will occur during the Processing Term (e.g., the first Processing Year of the Processing Term is referred to as “Processing Year 1”, the second Processing Year of the Processing Term is referred to as “Processing Year 2,” etc.).

Termination for Convenience Fee shall have the meaning given in Section 3.3 of this Processing Services Schedule.
1.3 Other Terms
All references to “Article” or “Articles” and “Section” or “Sections” are, unless otherwise noted, references to the enumerated article(s) and/or section(s) of this Processing Services Schedule. All references to “Exhibit” or “Exhibits” are, unless otherwise noted, references to the noted exhibit(s) to this Processing Services Schedule.

2. SERVICES
2.1 Provision of Processing Services
(a)	For each Processing Services Portfolio, TSYS shall provide the following services, functions and responsibilities (the “Processing Services”):
(i)	The services identified in Exhibit lA to this Processing Services Schedule and described in the Processing Documentation, including Core Services, Optional Services, Managed Services and Miscellaneous Services; and

(ii)	The services, functions and responsibilities relating to Startups, Conversions, Wind-downs, and Deconversions; and

(iii)	Any services, functions and responsibilities of TSYS which are otherwise agreed upon in writing by Subscriber and TSYS from time to time as being subject to this Processing Services Schedule, including New Additional Services.
(b)	During the Processing Term, Subscriber shall have the right to access the TSYS System via telecommunications as necessary for use of the Processing Services in accordance with the Processing Documentation and the terms of this Processing Services Schedule and the Agreement.

(c)	TSYS shall be entitled to rely upon and use any and all information, data, instructions and approvals at any time submitted to TSYS by Subscriber, by merchants or by Associations and having to do with Subscriber, and TSYS shall not have any responsibility or liability whatsoever for the accuracy or inaccuracy thereof. For purposes of clarity, each Party shall be responsible for any and all information provided by its own agents and subcontractors.

(d)	The Parties agree to document certain policies with respect to the Managed Services, which will be jointly agreed upon and memorialized in a manual that is executed by TSYS and Subscriber (the “Policy Manual”). The Policy Manual may be modified from time to time upon the mutual written agreement of both TSYS and Subscriber, which agreement shall not be unreasonably withheld.

(e)	With respect to Managed Services — Customer Service/Telephone Services, Subscriber may, at its own expense and to the extent not prohibited by applicable law, have access twenty-four (24) hours per day, seven (7) days per week, via remote telephone dial-in, for monitoring in-bound customer service calls pertaining to the Processing Services Portfolios, provided such calls are received on toll-free telephone lines dedicated to Subscriber.

(f)	TSYS shall provide Managed Services reports as Subscriber may reasonably request, from time to time, provided however, that additional reports may be subject to additional programming fees.

2.2 Processing Documentation
TSYS shall provide Subscriber with Processing Documentation at the Processing Fees specified in Exhibit 1B to this Processing Services Schedule. The Processing Documentation, any derivatives of the Processing Documentation and any and all copies thereof, shall be and shall remain the property of TSYS and shall be deemed the Confidential Information of TSYS. TSYS shall not be responsible for any errors or omissions in the Processing Documentation which occur due to any change, modification or manipulation of the Processing Documentation by Subscriber.
2.3 Use of Optional Services
Subscriber shall give TSYS no less than [***] prior written notice of its desire to implement an Optional Service that it has not chosen to implement as of the Effective Date. Once Subscriber has elected to implement an Optional Service, then such Optional Service shall, unless otherwise set forth in Exhibit 1B to this Processing Services Schedule or otherwise agreed, be used for a period of no less than [***] calendar months from the date the service is implemented in a production environment, unless otherwise agreed between the Parties. Subject to the foregoing minimum period of use, Subscriber shall, unless otherwise set forth in Exhibit 1B to this Processing Services Schedule or otherwise agreed upon between the Parties, give TSYS no less than [***] prior written notice of its intent to so terminate the use of an Optional Service. TSYS may elect to discontinue the availability of any Optional Service to all of its customers using the TSYS System, including Subscriber, upon giving Subscriber [***] written notice prior to the effective date of such discontinuance. To the extent Subscriber performs any Optional Services itself or retains third parties to do so, TSYS shall, at Subscriber’s expense, reasonably cooperate with Subscriber and any such third party, in connection with such performance.
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3. TERM
3.1 Initial Term
The term of this Processing Services Schedule shall begin on the Processing Services Effective Date and shall expire at 11:59 p.m. (Eastern Time) on the last day of Processing Year 3, unless terminated earlier in accordance with this Processing Services Schedule or the Agreement (the “Processing Initial Term”).

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3.2 Extension
The Processing Initial Term shall automatically renew for an unlimited number of [***] year renewal terms (each a “Processing Renewal Term”) unless one Party provides the other with written notice of its intent to terminate not less than [***] days prior to the end of the Processing Initial Term or the then-current Processing Renewal Term.
3.3 Termination for Convenience
Subscriber may terminate this Processing Services Schedule and the Agreement at any time during [***] without cause or for convenience, by giving at least [***] days’ prior written notice to TSYS and paying to TSYS the termination for convenience fee (“Termination for Convenience Fee”) set forth and described in Exhibit 5 to this Processing Services Schedule. In the event Subscriber terminates this Processing Services Schedule and the Agreement for convenience, Subscriber shall be obligated to pay the Termination for Convenience Fee due hereunder, but relieved of any obligation to [***] after the date of termination. Any notice of termination by Subscriber pursuant to this Section 3.3 shall include a proposed date for the initiation of Wind-down or Deconversion pursuant to Section 4.2 or 4.3 of the Agreement.
4. CHARGES AND PAYMENTS
4.1 Fees and Expenses
Subscriber shall pay all Processing Fees and Expenses due hereunder for the Processing Services as set forth in Exhibit 1B to this Processing Services Schedule and the Agreement.
4.2 Services Provided during Startup, Conversion, Wind-down or Deconversion
All Expenses, custom code charges and Processing Fees for any Startup, Conversion, Wind-down or Deconversion of the Processing Services initiated or performed during the Processing Term shall be borne by Subscriber. Applicable Processing Fees related to a Startup, Conversion, Wind-down or Deconversion of the Processing Services are set forth in Exhibit 1B to this Processing Services Schedule.
4.3 Price Adjustments
(a)	The Processing Fees for the Core Services and Optional Services specified in Exhibit 1B to this Processing Services Schedule shall be guaranteed for [***].

(b)	TSYS shall have the right to increase the Processing Fees for the [***] Services upon [***] days prior written notice to Subscriber. However, TSYS’ right to increase [***] shall be limited to the amount of any incremental increase [***] during the Processing Term.

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4.4 [***]

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4.5 Settlement Accounts
Subscriber shall have sole responsibility for the settlement of all Cardholder transactions with the issuing Financial Institution and the Association, and the establishment and maintenance of settlement accounts through which Subscriber will settle its Cardholder transactions with the Associations, and TSYS shall have no responsibility therefore.
END OF PROCESSING SERVICES SCHEDULE